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                                                                 EXHIBIT 10.13



                                 FORM OF

                     AMENDMENT TO EMPLOYMENT AGREEMENT


         This amendment (the "Amendment") is made as of ____________, 1997 by and between Frank M. Drendel (the "Executive") and General Instrument Corporation, a Delaware corporation ("General Instrument").

         WHEREAS, Comm/Scope Company ("CommScope"), a North Carolina corporation, the Executive, and General Instrument entered into an employment agreement (the "Agreement") as of November 28, 1988;

         WHEREAS, Section 11 of the Agreement provides that the Executive and General Instrument may modify the provisions of the Agreement which apply to General Instrument;

         WHEREAS, the Board of Directors of General Instrument has approved in principle a spin-off transaction, subject to certain conditions, pursuant to which the outstanding shares of common stock of NextLevel Systems, Inc., a Delaware corporation ("NextLevel Systems"), would be distributed on a pro rata basis to the stockholders of General Instrument followed by the distribution (the "Distribution") on a pro rata basis to the holders of common stock of NextLevel Systems (which holders also will be the stockholders of General Instrument) of the outstanding shares of common stock of CommScope, Inc., the parent company of CommScope;

         WHEREAS, after the date of the Distribution (the "Distribution Date"), General Instrument intends that Section 8 and the applicable provisions of Sections 9 through 18 of the Agreement will no longer apply to General Instrument, the Executive wishes to no longer be bound by such provisions, and

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the Executive and General Instrument wish to modify the Agreement to reflect their intentions;

         NOW, THEREFORE, the Executive and General Instrument agree as follows:

         Effective as of the Distribution Date, Section 8 will no longer apply to General Instrument and Section 8 and each reference to General Instrument in Sections 9 through 18 of the Agreement are hereby deleted.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




                                             ------------------------------
                                             Frank M. Drendel



                                             GENERAL INSTRUMENT CORPORATION



                                             By:___________________________
                                                Title:




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